1
                                                                EXHIBIT NO. 99.1
Gaston Federal Bancorp, Inc.
245 West Main Avenue
P O Box 2249
Gastonia, North Carolina 28053-2249
FAX (704) 868-5226



PRESS RELEASE FOR IMMEDIATE RELEASE

CONTACTS:
Kim S. Price                                Ronald E. Bostian
President and CEO                           President and CEO
Gaston Federal Bancorp, Inc.                Innes Street Financial Corporation
TEL: (704) 868-5200                         TEL: (704) 633-2341

   GASTON FEDERAL BANCORP, INC. TO ACQUIRE INNES STREET FINANCIAL CORPORATION
           IN A CASH TRANSACTION VALUED AT APPROXIMATELY $38 MILLION

         Gastonia and Salisbury, North Carolina. July 16, 2001. Gaston Federal Bancorp, Inc. (Nasdaq: GBNK) ("Gaston Bancorp"), the holding company for Gaston Federal Bank, and Innes Street Financial Corporation (Nasdaq: ISFC) ("Innes Street"), the holding company for Citizens Bank, Inc. ("Citizens Bank"), announced jointly today that they have entered into a definitive agreement under which Gaston Bancorp would acquire Innes Street in an all cash transaction valued at $18.50 per share, or approximately $38 million in total. The Board of Directors of each company has unanimously approved the transaction. Due diligence has been completed.

         Kim S. Price, President and Chief Executive Officer of Gaston Bancorp, stated, "We are very pleased to announce the acquisition of Innes Street. For many years we have been friendly competitors, sharing a similar philosophy as community bankers. We intend to continue this focus on community banking. At the same time we will be able to expand customer access to our financial services and increase our ability to respond to borrowers' needs. From every aspect, I think we will better serve our market place." Gaston Bancorp is the largest thrift holding company headquartered in North Carolina, and this transaction will make Gaston Bancorp the fourteenth largest publicly traded banking institution headquartered in North Carolina. Upon completion of the transaction, Gaston Bancorp will have approximately $470 million in assets and will have a total of nine offices in the southern piedmont region of North Carolina.

         Ronald E. Bostian, President and Chief Executive Officer of Innes Street, stated, "We look forward to becoming a part of the Gaston Bancorp organization. Our customers as well as our shareholders will benefit from this new relationship with a bank that has always had our respect and shared our outlook. We clearly view this transaction as a win-win for both parties."

         Gaston Bancorp will continue to be headquartered in Gastonia. Following the closing, Kim S. Price will continue as President, CEO, and Director. Ronald
E. Bostian, who will remain in Salisbury, will serve as a Director and as an executive with Gaston Federal Bank and Gaston Bancorp. Customers should anticipate no change in the type and style of community banking services they have become accustomed to, and should benefit from an expanded menu of banking services.

         The transaction, which is expected to be completed in the fourth calendar quarter of 2001, is subject to approval by Innes Street shareholders and applicable regulatory authorities. Innes Street is expected to merge with and into Gaston Bancorp upon completion of the transaction, and Citizens Bank will operate as a division of Gaston Federal Bank.

         Gaston Bancorp estimates that the cost savings opportunities between the companies equals 38% of Innes Street's annualized operating expenses, or approximately $1.7 million pre-tax, including the elimination of employee benefit plans and other duplicate expenses. Gaston Bancorp will also seek opportunities to increase non-interest income in the consolidated company. As a result of the anticipated cost savings and without considering any potential revenue enhancements, Gaston Bancorp believes that the transaction will be immediately accretive to earnings.

         In addressing the financial aspects of the transaction, Mr. Price continued, "The acquisition of Innes Street will effectively leverage our capital position. In addition, we anticipate the transaction to result in a significant improvement in return on equity and earnings per share. We have been conservative in our financial assumptions and feel that these expectations are very realistic."

         Under the terms of the agreement, Innes Street shareholders will receive $18.50 per share in cash, which represents 138% of Innes Street's tangible book value per share at March 31, 2001 and 28.5 times Innes Street's earnings per share for the twelve months ended March 31, 2001. All stock options awarded under Innes Street's stock option plans will vest upon completion of the transaction and all outstanding stock options will be canceled in exchange for a cash payment equivalent to the per share merger consideration less the option exercise price.

         Gaston Bancorp is the holding company for Gaston Federal Bank, a federal savings bank founded in 1904. Gaston Federal Bank is headquartered in Gastonia, North Carolina, and operates six full-service banking offices in Gaston County and one loan production office in Cleveland County. At March 31, 2001, Gaston Bancorp had total assets of $268.2 million, total deposits of $180.4 million and stockholders' equity of $40.5 million.

         Innes Street is the holding company for Citizens Bank, a North Carolina savings bank founded in 1907. Citizens Bank is headquartered in Salisbury, North Carolina, and operates three full-service banking offices in Salisbury, Rockwell and Statesville. At March 31, 2001, Innes Street had total assets of $212.2 million, total deposits of $168.6 million and stockholders' equity of $26.5 million.

         Innes Street will be filing a proxy statement and other relevant documents concerning the merger with the Securities and Exchange Commission ("SEC"). WE URGE INVESTORS TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement when it becomes available, and other documents filed by Gaston Bancorp and Innes Street with the SEC in connection with the merger at the SEC's web site at www.sec.gov. Documents that Innes Street files with the SEC will be available free of charge from the Corporate Secretary of Innes Street at 401 West Innes Street, Salisbury, North Carolina 28144, telephone (704) 633-2341. READ THE PROXY STATEMENT CAREFULLY BEFORE MAKING A DECISION CONCERNING THE MERGER.

         Innes Street will, and its directors and executive officers may, be soliciting proxies from Innes Street shareholders in favor of the merger. Innes Street's Board of Directors consists of Ronald E. Bostian, Harold C. Earnhardt, Malcolm B. Blankenship, Jr., James W. Duke, K. V. Epting, Jr., Gordon P. Hurley, and Bobby A. Lomax. All of these persons are the beneficial owner of more than 1% of the outstanding shares of Innes Street common stock.

         This news release contains certain forward-looking statements about the proposed merger of Gaston Bancorp and Innes Street. These statements include statements regarding the anticipated closing date of the transaction, anticipated cost savings, and anticipated future results. Forward-looking statements can be identified by the fact that they include words like "believe," "expect," "anticipate," "estimate," and "intend" or future or conditional verbs such as "will," "would," "should," "could," or "may." Certain factors that could cause actual results to differ materially from expected include delays in completing the merger, difficulties in achieving cost savings from the merger or in achieving such cost savings within the expected time frame, difficulties in integrating Gaston Bancorp and Innes Street, increased competitive pressures, changes in the interest rate environment, changes in general economic conditions, legislative and regulatory changes that adversely affect the businesses in which Gaston Bancorp and Innes Street are engaged, changes in the securities markets, and other factors disclosed by Gaston Bancorp and Innes Street in their periodic filings with the SEC.



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